UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

Qualigen Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on November 18, 2024 with certain institutional investors (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell and issue shares of Qualigen’s newly designated Series A-2 Preferred Stock, par value $0.001 per share (the “Qualigen Series A-2 Preferred Stock”), in a private placement transaction (the “Private Placement”). The closing of the Private Placement was on November 20, 2024. The Company sold and issued to the Investor 5,100 shares of Qualigen Series A-2 Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $5.1 million.

Each share of Qualigen Series A-2 Preferred Stock was, at any time at the option of the holder, convertible into a number of shares of the Company’s common stock equal to $1,000 shares divided by a conversion price initially equal to $3.64, subject to adjustment for any stock splits, stock dividends and similar events and also subject to “ratchet” antidilution adjustment (subject to certain customary exceptions), provided that any conversion of Qualigen Series A-2 Preferred Stock by a holder into shares of the Company’s common stock would be prohibited if, as a result of such conversion, the holder, together with its affiliates and any other person or entity whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would beneficially own more than 4.99% of the total number of shares of the the Company’s common stock issued and outstanding after giving effect to such conversion. Upon written notice to the Company, the holder could from time to time increase or decrease such limitation to any other percentage not in excess of 9.99% specified in such notice. Each share of Qualigen Series A-2 Preferred Stock was entitled to a preference of $1,000 per share upon liquidation of the Company. Without consent of the holders of at least 67% of the Qualigen Series A-2 Preferred Stock, The Company could not amend its charter documents to materially and adversely affect the rights of the Qualigen Series A-2 Preferred Stock, repurchase certain junior securities of the Company, pay cash dividends on junior securities of he Company or (unless it is at arm’s-length and is approved by a majority of the Company’s disinterested directors) enter into a material transaction with an affiliate of the Company.

Upon the closing, the Consulting Agreement (the “IR Agency Consulting Agreement”) dated October 9, 2024, between the Company and IR Agency, LLC (“IR Agency”), a provider of investor relations services, will become effective. Pursuant to the terms of the agreement, $800,000 of the proceeds will be paid to IR Agency. A copy of the IR Agency Consulting Agreement is attached as Exhibit 10.32 to the Form S-1 filed by the Company on October 24, 2024 (File No. 333-282820) and is incorporated herein by reference.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement for the Private Placement and the Certificate of Designation for the Qualigen Series A-2 Preferred Stock, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

The Private Placement Securities Purchase Agreement has been included as an Exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or the parties thereto. The Private Placement Securities Purchase Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that each may have delivered to the other party in connection with signing the Private Placement Securities Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Private Placement Securities Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Private Placement Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The securities described above were not registered under the Securities Act, or any state securities laws. The Company relied on an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof. The Investor represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Registration Rights Agreement

In November 2024, in connection with the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Rights Agreement”), pursuant to which the Company agreed to use its best efforts to prepare and, as soon as practicable—but in no event later than December 31, 2024—file a registration statement or registration statements (as necessary) with the United States Securities and Exchange Commission covering the resale of all Common Shares underlying the Series A Preferred Stock.

The Registration Rights Agreement includes customary representations, warranties, agreements, and indemnification provisions, outlining the rights and obligations of the parties involved.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to Rights Agreement for the Private Placement, a copy of which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Exchange Agreement with Chen

On November 18, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Yi Hua Chen (“Chen”) pursuant to which we issued 1,154 shares of our newly-designated Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”). The Series A-2 Preferred Stock was issued in exchange for the Chen’ $1,100,000 principal amount convertible notes issued on April 12, 2024.

The Series A-2 Preferred Stock and the Common Stock issuable upon conversion of the Series A-2 Preferred Stock (the “Securities”) issued pursuant to the Exchange Agreement are issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Neither this Current Report on Form 8-K, nor any Exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to Exchange Agreement, a copy of which is attached hereto as Exhibit 3.4 and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.03.

Item 8.01 Other Events.

As a result of the transactions described above, the Company has equity above $2.5 million as of the date of this report.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Securities Purchase Agreement dated November 18, 2024, between Qualigen Therapeutics, Inc. and Certain Investors thereto.
3.2	Certificate of Designation of Series A-2 Preferred Stock filed with the Secretary of State of Nevada on November 18, 2024.
3.3	Registration Right Agreement dated November 18, 2024, between Qualigen Therapeutics, Inc. and Certain Investors thereto.
3.4	Exchange Agreement dated November 18, 2024, between Qualigen Therapeutics, Inc. and Yi Hua Chen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: November 21, 2024	By:	/s/ Kevin Richardson II
Kevin Richardson II, Interim Chief Executive Officer